EXHIBIT 10.1 Aspen Technology, Inc. Executive Retention Plan

2 Aspen Technology, Inc. Executive Retention Plan EFFECTIVE DATE; PURPOSE This Aspen Technology, Inc. Executive Retention Plan (the “Plan”) is effective as of May 2, 2024 (the “Effective Date”). Capitalized terms used but not otherwise defined have the meanings given to them in the “Definitions” section of this Plan. ELIGIBILITY The Board may designate employees of the Company or a subsidiary as participants in the Plan (the “Participants”) and the Board may amend the list of Participants from time to time, unless otherwise agreed in writing with a Participant. The Board may delegate the authority to administer the Plan and to select Participants to the Human Capital Committee. No employee who has been selected as a Participant may be removed as a Participant during the twelve-month period immediately following a Change in Control or a Control Event. The Participants are set forth on Exhibit A hereto, which Exhibit shall be updated from time to time to reflect designations by the Board or the Human Capital Committee. QUALIFYING TERMINATION Participants will become entitled to payments and benefits hereunder upon a “Qualifying Termination,” which means the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason. SEVERANCE BENEFITS A Participant who experiences a Qualifying Termination will be entitled to payments and benefits under only one of paragraphs (a), (b) and (c) below, subject to the other terms of this Plan. (a) Qualifying Termination. If a Participant has a Qualifying Termination not described in paragraph (b) or (c) then, subject to the execution and non-revocation of the Release Agreement, the Company will pay the Participant the following: (i) The Accrued Amounts. (ii) Cash severance, payable during the 12-month period following the Participant’s termination date in substantially equal installments on the Company’s normal payroll schedule, equal to the sum of (A) 12 months of the Participant’s base salary and (b) the Participant’s target annual cash bonus, pro-rated for the portion of the fiscal year which has elapsed as of the date of the Qualifying Termination and less any portion of actual cash bonus earned with respect to the year of termination that has previously been paid to the Participant (in either case without giving effect to any reductions constituting Good Reason) (the “Salary Severance”);

3 (iii) An additional cash payment, payable in a lump sum, within 10 business days following the effectiveness of the Release Agreement, in an amount equal to 12 times the monthly employer portion of the premium for the same level of coverage, including dependents, provided to the Participant under the Company’s group health benefit plans immediately before the termination date (the “Benefits Severance”); and (iv) If and to the extent determined to be appropriate by the Board, Company-paid outplacement services (the “Outplacement Services”). (b) Qualifying Termination following a Change in Control. If a Participant has a Qualifying Termination during the 12 month period immediately following the consummation of a Change in Control, then: (i) The Company will pay the Participant the Accrued Amounts, Salary Severance, Benefits Severance and Outplacement Services, except that the Salary Severance will be payable in a lump sum, within 10 business days following the effectiveness of the Release Agreement (to the extent permissible without violating Section 409A of the Code); and (ii) Also subject to the execution and non-revocation of the Release Agreement, each then unvested equity or equity-based award held by the Participant will, upon the effectiveness of the Release Agreement, become fully vested (and, if applicable, such awards will be fully exercisable), with any awards that are subject to the attainment of performance criteria vesting at the target level of performance (or, if determinable and greater, the actual level of performance). Any outstanding stock option held by the Participant on her or her termination date will continue to be exercisable until the earlier of 90 days following the Participant’s termination date or the original expiration date of the stock option. (c) Qualifying Termination Following a Control Event. If a Participant has a Qualifying Termination within the one year period commencing upon the occurrence of a Control Event (a “Covered Termination”) and subsection (b) does not apply to the Participant’s termination, then: (i) The Company will pay the Participant the Accrued Amounts, Salary Severance, Benefits Severance and Outplacement Services, except that the Salary Severance and the Benefits Severance will each be payable in a lump sum, within 10 business days following the effectiveness of the Release Agreement (to the extent permissible without violating Section 409A of the Code); and

4 (ii) Each Specified Equity Award held by the Participant will (subject to the execution and non-revocation of the Release Agreement) become vested and, if applicable, exercisable, as follows: (1) Each Specified Award which is subject to only time- based vesting conditions will vest in with respect to the portion of the award which would have become vested in the one year period immediately following the Covered Termination had the Participant remained employed, with the vesting to occur immediately prior to the Covered Termination and, in the case of Specified Awards which are stock options, the options will remain exercisable for 90 days following the Covered Termination (but not beyond the maximum term of the applicable stock option); and (2) Each Specified Award which is subject to performance-based vesting conditions will, upon the Covered Termination, (A) be converted into a time vesting award, vesting in equal annual tranches at the target level of performance and (B) be immediately vested as to the portion of the award which would have vested on the time vesting schedule described in clause (A), commencing on the date of grant and ending on the one-year anniversary of the Covered Termination. Except as may be required by Section 409A of the Code, shares (or cash or other property into which the awards are equitably adjusted) subject to awards which become vested pursuant to subsection (b) subsection (c) (other than stock options or stock appreciation rights which remain outstanding) will be delivered on or as soon as practicable following vesting. The Participant will not have to mitigate the amount of any payment or benefits payable under this Plan by seeking other employment or otherwise. Further, the amount of any payment or benefits payable under this Plan will not be reduced by any compensation earned by the Participant from employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company or otherwise. DEFINITIONS “Accrued Amounts” means (i) any unpaid base salary accrued by the Participant through the Participant’s termination date; (ii) any unpaid annual incentive bonus earned by the Participant for a prior fiscal year; and (iii) any vested employee benefits that the Participant is entitled to receive as of the termination date under any employee benefit plan of the Company or one of its subsidiaries (in accordance with the terms of the plan). “Board” means the Board of Directors of the Company. “Cause” means (a) the Participant’s repeated failure to perform the Participant’s assigned duties; (b) the Participant’s engagement in illegal conduct or gross misconduct which is materially harmful to the Company’s business or reputation; (c) the Participant materially fails to comply with any written policy applicable to the Participant, including, but not limited to, the Company’s Code of Business Ethics and Conduct or Insider Trading Policy; or (d) the Participant’s commission of a felony under the laws of the United States or any State of the United States. Notwithstanding the foregoing, if the

5 Participant has an effective employment agreement with the Company or a subsidiary which contains a Cause definition, that definition will govern for purposes of the Plan. “Change in Control” has the meaning set forth in the Aspen Technology, Inc. 2022 Omnibus Incentive Plan, as in effect on the Effective Date; provided that, if at any time following the Effective Date, EMR Worldwide, Inc. ceases to be the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either (x) the then-outstanding shares of common stock of the Company or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors, then at the time the beneficial ownership falls below either that 50% level, then after that date the following clauses will be deemed to have been deleted from such definition for purposes of this Plan: (1) clause (D) of Section 15.3.2(i), the proviso to Section 15.3.2(ii) and (3) clause (B) of Section 15.3.2(iii). “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code includes a reference to any related regulations. A “Control Event” will occur upon the first date following the Effective Date when EMR Worldwide, Inc. and its affiliates hold 90% or more of either (x) the then-outstanding shares of common stock of the Company or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors. “Good Reason” means the occurrence of any of the following without the prior written consent of the Participant: (a) a reduction in the Participant’s annual base salary or annual cash bonus opportunity as in effect on the Effective Date or, if later, the date upon which the Participant is selected as a Participant (and as Participant’s base salary may be increased from time to time), other than pursuant to an across-the-board reduction in base salary for all similarly-situated executives of the Company and its affiliates; (b) a change by the Company to the Participant’s primary work location to a new location that is more than 50 miles away from Participant’s primary work location immediately prior to the change; or (c) a material reduction in the Participant’s authority, duties or responsibilities as of immediately before the Effective Date or, if later, the date upon which the Participant is selected as a Participant (and as Participant’s authority, duties or responsibilities may be increased from time to time); provided however, that following a Control Event, “Good Reason” does not exist if the Participant is employed by the Company with substantially the same authority, duty and responsibilities with respect to the Company’s business that participant had immediately prior to the Effective Date (or, if later, the date upon which the Participant is selected as a Participant (and as Participant’s authority, duties or responsibilities may be increased from time to time)) and shall not be deemed to exist solely because the Participant’s title or reporting relationship is revised to reflect the Participant’s placement, solely by virtue of a Control Event, within the overall corporate hierarchy of the post-transaction entity.

6 Notwithstanding the foregoing, if the Participant has an effective employment agreement with the Company or a subsidiary which contains a Good Reason definition, that definition will govern for purposes of the Plan. In order for a resignation by a Participant to constitute a termination for Good Reason hereunder, the Participant must give notice to the Company of the event or circumstance constituting Good Reason within 30 days of the occurrence of that event or circumstance and the Company must have failed to cure the event or circumstance within the 30-day period following receipt of notice (and the Participant must have resigned within the 30-day period immediately following the expiration of the cure period). “Release Agreement” means a General Release of Claims in a form acceptable to the Company, in its sole discretion. “Specified Equity Awards” means unvested equity or equity-based compensation awards from the Company, whenever granted, unless both (1) the award is granted following the Effective Date and (2) the award agreement for the subsequent award specifically exempts the award from the application of subsection (c) of the Severance Benefits section of this Plan. SECTION 280G If it is determined that any payment or benefit provided to the Participant or for the Participant’s benefit (whether or not paid under this Plan) (the “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code, (the “Excise Tax”), then the Total Payments payable under this Plan will be reduced to the highest amount which would not be subject to the Excise Tax, but only if the reduction would result in the Participant keeping a larger amount, on an after-tax basis (accounting for federal, state and local income taxes and the imposition of the Excise Tax), than if the Participant received all of the Total Payments. Any reduction will be effected in a manner which is intended to comply with any applicable requirements under Section 409A of the Code. NOTICES All notices, instructions and other communications related to the Plan will be in writing. Any notice, instruction or communication will be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at Aspen Technology, Inc.; ATTN: Secretary (or, if the Participant is the Secretary, to the attention of the President); 20 Crosby Drive, Bedford MA 01730, and to the Participant at the address the Company has on file for the Participant. Any notice, instruction or communication will be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. CLAIMS; DISPUTES All claims by a Participant for benefits under the Plan will be directed to the Board and will be in writing. Any rejection by the Board of a claim will be delivered to the Participant in writing and will set forth the specific reasons for the rejection and the specific provisions of this Plan relied on.

7 832911-BOSSR01A - MSW EXPENSES Before a Change in Control has occurred, all legal, accounting and other fees and expenses which a party may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Participant or others regarding the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant regarding the amount of any payment or benefits pursuant to this Plant), will be the responsibility of the non-prevailing party. After a Change in Control has occurred, the Company will pay as incurred all legal, accounting and other fees and expenses which the Participant may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Participant or others regarding the validity or enforceability of, or liability under, any provision of this Plan. ADMINISTRATION The Board has the authority to administer and interpret the Plan. The Board has all powers necessary to carry out its responsibilities under the Plan, including to (i) administer the Plan according to its terms and to interpret Plan policies and procedures; (ii) resolve and clarify inconsistencies, ambiguities and omissions in the Plan and between the Plan and other related documents; (iii) take all actions and make all decisions about eligibility to participate in the Plan and entitlement to receive benefits under the Plan, and benefit amounts; (iv) make, amend, interpret, and enforce all rules and regulations for the administration of the Plan; (v) process and approve or deny all claims for benefits; and (vi) resolve questions that arise in connection with the Plan. The Board may delegate any of its duties related to the Plan to any person or group that it designates. Any delegation will be in writing. If the Board has delegated duties under the Plan, any reference to the Board in this Plan document will instead reference the delegate. AMENDMENT; TERMINATION The Plan may be amended or terminated by the Board at any time; provided, however, that the Plan may not be amended or terminated during the 12 months immediately after a Change in Control or Control Event. TAX MATTERS Withholding. The Company will have the right to withhold from any amount payable under the Plan any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. Section 409A. The intent of the parties is that payments and benefits under this Plan be exempt from, or comply with, Section 409A of the Code, and accordingly, to the maximum extent permitted, this Plan will be interpreted and administered to be in accordance with Section 409A. Notwithstanding anything contained in this Plan to the contrary, the Participant will not be considered to have terminated employment with the Company for purposes of any payments under this Plan which are subject to Section 409A of the Code until the Participant would be considered to have has a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan will be construed as a separate payment for purposes of Section 409A of the Code, and any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the

8 foregoing and notwithstanding anything contained in this Plan to the contrary, if needed in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the 6- month period immediately after a Participant’s separation from service will instead be paid on the first business day after the date that is 6 months after the Participant’s separation from service (or, if earlier, death). If needed to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts reimbursable to the Participant under this Plan will be paid to the Participant on or before the last day of the year after the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided) during any one year may not effect amounts reimbursable or provided in any subsequent year. The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any payment. The Participant will be solely responsible for the payment of any taxes and penalties incurred under Section 409A. GENERAL PROVISIONS At-Will Employment. The Plan does not alter the status of each Participant as an at-will employee of the Company. Nothing in the Plan gives any Participant the right to remain employed by the Company or limits the Company’s right to terminate the employment of any Participant at any time, with or without Cause. Severability. The invalidity or unenforceability of any provision of the Plan will not affect the validity or enforceability of any other provision of the Plan. If any provision of the Plan is held by a court of competent jurisdiction to be unenforceable, the provision will be deemed modified as needed to make the provision legal, valid and enforceable, and the other remaining provisions of the Plan will not be affected. Successors. The Plan will be binding upon any successor to the Company, its assets, its businesses or its interest (whether as a result of a Change in Control or otherwise), as if no succession had taken place. If any successor would not automatically be bound by the Plan, the Company will require the successor to expressly assume the Plan in writing and honor the obligations of the Company under the Plan under the Plan, as if no succession had taken place. All payments and benefits that become due to a Participant under the Plan will inure to the benefit of his or her heirs, assigns, designees or legal representatives. Compensation Recovery Policy.. Payments and benefits hereunder shall be subject to the Company’s Compensation Recovery Policy or or incentive compensation recoupment policy as in effect from time to time. Transfer and Assignment. Neither a Participant nor any other person will have any right to sell, assign or otherwise transfer any amounts payable under the Plan before the date that the amounts are paid, except that, if a Participant dies, those amounts will be paid to the Participant’s beneficiaries.

9 Governing Law. If not pre-empted by federal law, the Plan will be governed by the internal laws of The Commonwealth of Massachusetts, without regard to conflicts of law principles.

10 EXHIBIT A Schedule of Participants